Exhibit 99.7

To:	Holders of Common Stock of GGP Inc.

Subject: Election Form and Letter of Transmittal for the Transactions Involving GGP Inc. (“GGP”) and Brookfield Property Partners L.P. (“BPY”) – Time-Sensitive Information Enclosed (RESPONSE REQUIRED BY 5:00 P.M. (EASTERN TIME) AUGUST 21, 2018)

You are receiving the Election Form and Letter of Transmittal, which includes the documentation necessary for you to make your elections and receive all consideration to which you are entitled pursuant to the Agreement and Plan of Merger, dated as of March 26, 2018 (as amended on June 25, 2018, and as it may be further amended or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”), by and among BPY, GGP and Goldfinch Merger Sub Corp., an indirect, wholly owned subsidiary of BPY (“Acquisition Sub”).

As more fully set forth in the Merger Agreement and the Election Form, the consideration for the transactions contemplated by the Merger Agreement (collectively, the “Transactions”) will be paid as a combination of (1) a special dividend (the “Pre-Closing Dividend”) to holders of shares of common stock, par value $0.01 per share, of GGP (the “GGP shares”) as of the end of trading on the New York Stock Exchange on July 27, 2018 (the “Pre-Closing Dividend Record Date”) (other than holders of restricted GGP shares); and (2) merger consideration to holders of GGP shares as of the effective time of the merger of Acquisition Sub with and into GGP (the “Merger”) (other than holders of restricted GGP shares and holders of GGP shares for which appraisal is properly demanded and perfected) (the “Merger Consideration”). If consummated, the successor entity to GGP following the consummation of the Transactions will be known as Brookfield Property REIT Inc. (“BPR”).

As more fully set forth in the Merger Agreement and the Election Form, the Pre-Closing Dividend will be payable, at the election of holders of GGP shares, in either (1) cash consideration and/or (2) equity consideration in the form of either shares of class A stock of BPR (the “BPR Class A Stock”), or limited partnership units of BPY (a “BPY Unit”). Specifically, for each GGP share that you own as of the end of trading on the Pre-Closing Dividend Record Date, you are being asked to make two elections with respect to your Pre-Closing Dividend:

•	In Section A of the Election Form, you are being asked to elect between cash consideration and equity consideration, and

•	In Section B of the Election Form, you are being asked to elect to receive your equity consideration in either shares of BPR Class A Stock or BPY Units.

All elections between cash and equity consideration are subject to proration and adjustments as more fully described in the Merger Agreement and the joint proxy statement/prospectus in connection with the Transactions dated June 26, 2018 (the “Joint Proxy Statement/Prospectus”) and as set forth in the Election Form. As a result, even if you make an election to receive the cash consideration in the Pre-Closing Dividend, you may still receive, and likely will receive, equity consideration and therefore should also complete Section B on the Election Form as to whether you would like to receive either BPR Class A Stock or BPY Units to the extent you receive equity consideration as a result of any proration. If you do not make an election between BPR Class A Stock and BPY Units by completing Section B of the Election Form, you will be deemed to have elected to receive BPY Units (either as a result of you making an election to receive equity consideration in Section A or to the extent you receive equity consideration as a result of any proration).

IF A HOLDER OF GGP SHARES THAT IS ENTITLED TO MAKE AN ELECTION DOES NOT SUBMIT AN EFFECTIVE AND PROPERLY COMPLETED ELECTION FORM BY THE ELECTION DEADLINE (AS DEFINED BELOW), SUCH HOLDER WILL BE DEEMED TO HAVE MADE (1) AN ELECTION TO RECEIVE THE CASH CONSIDERATION AND (2) AN ELECTION TO RECEIVE ANY EQUITY CONSIDERATION IN THE FORM OF BPY UNITS. THUS, ANY HOLDER OF GGP SHARES THAT WISHES TO RECEIVE EQUITY CONSIDERATION IN BPR CLASS A STOCK MUST ELECT IN SECTION B OF THE ELECTION FORM TO RECEIVE BPR CLASS A STOCK AND SUBMIT THE ELECTION FORM PRIOR TO THE ELECTION DEADLINE.

BPY, GGP and American Stock Transfer & Trust Company, LLC, the election and exchange agent (the “Exchange Agent”), are sending you the Election Form now in order to assure your timely return of the Election Form. To be effective, the enclosed Election Form must be received by the Exchange Agent by no later than 5:00 p.m. (Eastern Time) on August 21, 2018 (the “Election Deadline”). BPY and GGP will publicly announce any extensions of the Election Deadline, including via a press release, on their websites and/or in a filing with the U.S. Securities and Exchange Commission.

Furthermore, this mailing also contains a Letter of Transmittal for your use in surrendering and cancelling in exchange for the Merger Consideration any GGP shares that you hold as of the effective time of the Merger and for which you have not properly demanded and perfected your appraisal rights pursuant to § 262 of the Delaware General Corporation Law.

PLEASE BE SURE TO RETURN TO THE EXCHANGE AGENT YOUR PROPERLY COMPLETED ELECTION FORM IN THE YELLOW BUSINESS RETURN ENVELOPE ENCLOSED HEREWITH AND YOUR PROPERLY COMPLETED LETTER OF TRANSMITTAL IN THE GREEN BUSINESS RETURN ENVELOPE ENCLOSED HEREWITH.

If you have any questions regarding the instructions in this letter or in the Election Form (or Letter of Transmittal enclosed herewith) or if you need additional copies of such documents, please contact D.F. King & Co., Inc. in its capacity as the Information Agent via email at GGP@dfking.com or via telephone at (800) 290-6424 as soon as possible, and they will assist you in properly completing the Election Form or will make available additional copies of the Election Form at no cost. Nevertheless, please carefully follow the instructions in the Election Form and return a properly completed Election Form by no later than the Election Deadline in order for your election to be valid. Your GGP share certificates, if any, together with a properly completed Letter of Transmittal, must be surrendered to the Exchange Agent before you can receive the Merger Consideration payable to you under the Merger Agreement.

The Exchange Agent is:

American Stock Transfer & Trust Company, LLC

If delivering by mail: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	If delivering by hand or courier: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

The Information Agent is:

D.F. King & Co., Inc.

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

Banks and Brokers, Call Collect: (212) 269-5550

All Others Call Toll Free: (800) 290-6424

Email: GGP@dfking.com

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, New York 11219

Attn: Corporate Actions

Tel: (718) 921.8200

Tax ID certification on file:

TOTAL SHARES:

TIME-SENSITIVE INFORMATION. YOUR IMMEDIATE ATTENTION IS NECESSARY.

PLEASE COMPLETE AND RETURN PROMPTLY IN ACCORDANCE WITH THE

ENCLOSED INSTRUCTIONS BY

5:00 P.M. (EASTERN TIME) ON AUGUST 21, 2018.

ELECTION FORM

This Election Form (the “Election Form”) is being delivered in connection with the Agreement and Plan of Merger, dated as of March 26, 2018 (as amended on June 25, 2018, and as it may be further amended or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”), by and among Brookfield Property Partners L.P., a Bermuda exempted limited partnership (“BPY”), Goldfinch Merger Sub Corp., a Delaware corporation and an indirect, wholly owned subsidiary of BPY (“Acquisition Sub”) and GGP Inc., a Delaware corporation (“GGP”), pursuant to which, among other things, Acquisition Sub will merge with and into GGP (the “Merger”), with the successor entity to GGP following the consummation of the Transactions to be known as Brookfield Property REIT Inc. (“BPR”). A copy of the Merger Agreement is attached to the joint proxy statement/prospectus in connection with the Transactions dated June 26, 2018 (the “Joint Proxy Statement/Prospectus”) that was mailed to stockholders of GGP on or about June 27, 2018 and is available for review on the website of the U.S. Securities and Exchange Commission (the “SEC”). You may refer to the Registration Statement on Form F-4 filed by BPY with the SEC (Securities Act File No. 333-224594) and the Registration Statement on Form S-4 filed by GGP with the SEC (Securities Act File No. 333-224593).

The consideration in the transactions contemplated by the Merger Agreement (the “Transactions”) will be paid as follows: (1) a special dividend by GGP (the “Pre-Closing Dividend”) to holders of shares of common stock, $0.01 par value per share, of GGP (“GGP shares”) as of the end of trading on the New York Stock Exchange on July 27, 2018, the record date for the Pre-Closing Dividend (the “Pre-Closing Dividend Record Date”) (other than BPY, certain of its affiliates and GGP’s subsidiaries, if any of them hold GGP shares, and other than holders of GGP shares that are subject to vesting or forfeiture conditions under any GGP stock plan (“restricted GGP shares”), but including deemed holders of GGP shares in respect of any in-the-money options to purchase GGP shares outstanding under any GGP stock plan that were granted prior to January 1, 2018) payable, depending on each holder’s election and subject to proration as more fully set forth in the Merger Agreement and the Joint Proxy Statement/Prospectus, in (a) cash and/or (b) either shares of class A stock of BPR (“BPR Class A Stock”) or limited partnership units of BPY (“BPY Units”); and (2) merger consideration to holders of GGP shares as of the effective time of the Merger (other than BPY, certain of its affiliates and GGP and its subsidiaries, if any of them hold GGP shares, holders of restricted GGP shares and holders of GGP shares for which appraisal is properly demanded and perfected) payable in cash (the “Merger Consideration”). As set forth in the Merger Agreement, GGP stockholders who elect to receive the Equity Consideration (as defined below) in the form of BPY Units will receive such BPY Units by participating in an exchange on a one-for-one basis of all, but not less than all, of the shares of BPR Class A Stock they are entitled to receive in the Pre-Closing Dividend for BPY Units (such exchange, the “BPY Unit Exchange”).

This Election Form permits you, as a holder of GGP shares as of the Pre-Closing Dividend Record Date, to make two elections (in Section A and Section B below) with respect to your Pre-Closing Dividend for each GGP share that you own as of the end of trading on the Pre-Closing Dividend Record Date.

Section A: For each GGP share that you own as of the Pre-Closing Dividend Record Date, you may elect to receive in the Pre-Closing Dividend, subject to proration, either:

•	the “Cash Consideration”, which is equal to an amount in cash, without interest, equal to $23.50 minus the amount of Merger Consideration that each GGP share is entitled to receive (the “Per Share Merger Consideration”),

OR

•	the “Equity Consideration”, which is equal to a fraction of a share of BPR Class A Stock or BPY Unit (as applicable) equal to (i) one (1) minus (ii) the quotient of (a) the Per Share Merger Consideration divided by (b) $23.50.

In addition, you will be permitted to elect in Section A to receive “Mixed Consideration” by electing Cash Consideration for some of your GGP shares with your remaining GGP shares receiving the Equity Consideration.

Section B: For the Equity Consideration that you are entitled to receive in the Pre-Closing Dividend (either because you elected to receive the Equity Consideration or because you elected the Cash Consideration but nonetheless received Equity Consideration due to proration), you may elect to receive either BPR Class A Stock or BPY Units by participating in the BPY Unit Exchange.

All elections are subject to proration and adjustments as more fully described in the Merger Agreement and Joint Proxy Statement/Prospectus and as set forth in this Election Form. As a result, even if you make an election to receive the Cash Consideration in the Pre-Closing Dividend, you should also complete Section B of this Election Form as to whether you would like to receive BPR Class A Stock or BPY Units to the extent you receive Equity Consideration as a result of any proration. If you do not make an election between BPR Class A Stock and BPY Units by completing Section B of this Election Form, you will be deemed to have elected to receive BPY Units (either as a result of you making an election to receive Equity Consideration in Section A or to the extent you receive Equity Consideration as a result of any proration).

If you decide not to make an election or fail to make a valid election prior to the Election Deadline (as defined below), then you will be deemed to have made (1) an election to receive the Cash Consideration and (2) an election to receive any Equity Consideration in the form of BPY Units by participating in the BPY Unit Exchange. THUS, IF YOU WISH TO RECEIVE YOUR EQUITY CONSIDERATION IN BPR CLASS A STOCK, YOU MUST ELECT IN SECTION B OF THIS ELECTION FORM TO RECEIVE BPR CLASS A STOCK AND SUBMIT THIS ELECTION FORM PRIOR TO THE ELECTION DEADLINE.

This Election Form may be used by holders of GGP shares as of the Pre-Closing Dividend Record Date to make an election with respect to the GGP shares that you hold, as listed below. To be effective, this Election Form must be received by American Stock Transfer & Trust Company, LLC, the election and exchange agent (the “Exchange Agent”) by no later than 5:00 p.m. (Eastern Time) on August 21, 2018 (the “Election Deadline”). However, you need not surrender the certificate(s) representing all GGP shares to which this Election Form relates in order to receive the Pre-Closing Dividend. You need only surrender any such certificate(s) in order to receive the Merger Consideration in respect of your GGP shares in the Merger. Any GGP shares held beneficially, including through The Depository Trust Company, must be submitted by your broker, bank or other nominee. BPY and GGP will publicly announce any extensions of the Election Deadline, including via a press release, on their websites and/or in a filing with the SEC.

This mailing also contains a Letter of Transmittal for your use in surrendering and cancelling in exchange for the Merger Consideration any GGP shares that you hold as of the effective time of the Merger and for which you have not properly demanded and perfected your appraisal rights. Regardless of whether you have properly demanded and intend to perfect your appraisal rights in the Transactions, you may complete this Election Form and will be entitled to receive the Pre-Closing Dividend if you are otherwise eligible to receive the Pre-Closing Dividend in accordance with the terms of the Merger Agreement. Appraisal is only available with respect to the Merger Consideration. Please refer to the section of the Joint Proxy Statement/Prospectus entitled “Appraisal Rights in the Merger” for additional information regarding your appraisal rights.

PLEASE BE SURE TO RETURN TO THE EXCHANGE AGENT YOUR PROPERLY COMPLETED ELECTION FORM IN THE YELLOW BUSINESS RETURN ENVELOPE ENCLOSED HEREWITH AND YOUR PROPERLY COMPLETED LETTER OF TRANSMITTAL IN THE GREEN BUSINESS RETURN ENVELOPE ENCLOSED HEREWITH.

All questions as to the validity, form and content of any Election Forms will be determined by the Exchange Agent and BPY, and such determination shall be final and binding. The Exchange Agent and BPY reserve the right to waive any irregularities or defects in the completion and delivery of any Election Forms.

If you have any questions regarding the instructions in this Election Form (or Letter of Transmittal enclosed herewith) or if you need additional copies of such documents, please contact D.F. King & Co., Inc. in its capacity as the Information Agent via email at GGP@dfking.com or via telephone at (800) 290-6424 as soon as possible, and they will assist you in properly completing the Election Form or will make available additional copies of the Election Form at no cost.

Name(s) and Address of Registered Holder(s) If there is any error in the name or address shown below, please make the necessary corrections.	DESCRIPTION OF GGP SHARES OWNED (Please fill in. Attach separate schedule if needed)
	Certificate No(s)	Number of Shares

TOTAL SHARES

ELECTION OPTIONS

DEADLINE TO COMPLETE AND RETURN THIS ELECTION FORM IS

5:00 P.M. (EASTERN TIME) ON AUGUST 21, 2018

I hereby make the elections set forth below with respect to my GGP shares as to (1) whether to receive the Pre-Closing Dividend in Cash Consideration and/or Equity Consideration (in each case, subject to proration and adjustments) and (2) whether to receive all of the Equity Consideration that I am entitled to receive in either shares of BPR Class A Stock or BPY Units by participating in the BPY Unit Exchange. I understand that these elections are subject to the terms, conditions and limitations set forth in the Merger Agreement, the Joint Proxy Statement/Prospectus and this Election Form. I further understand that as a result of the proration and adjustment provisions set forth in the Merger Agreement and the Joint Proxy Statement/Prospectus, there is no assurance that I will receive the Pre-Closing Dividend solely in the form that I elect, which means that even if I elect to receive the Cash Consideration with respect to all of my GGP shares, I may nonetheless, and will likely, receive a portion of the Pre-Closing Dividend in Equity Consideration and vice versa.

Instructions: Complete both of Sections A and B below. Mark only ONE box per section.

SECTION A

CASH CONSIDERATION ELECTION AND/OR EQUITY CONSIDERATION ELECTION

☐	All Cash Consideration: Mark this box to make a Cash Consideration election with respect to ALL of your GGP shares.
☐	All Equity Consideration: Mark this box to make an Equity Consideration election with respect to ALL of your GGP shares.
☐	Mixed Consideration Election: Mark this box to make an election to receive Cash Consideration for some of your GGP shares and Equity Consideration for the remainder of your GGP shares.
Please fill in the number of GGP shares for which you would like to make a Cash Consideration election in the box to the right. You will be deemed to have made an election to receive the Equity Consideration with respect to the remainder of your GGP shares.

Cash Consideration Election

NOTE: IF YOU DO NOT MAKE A VALID ELECTION IN SECTION A, THEN YOU WILL BE DEEMED TO HAVE MADE A CASH CONSIDERATION ELECTION WITH RESPECT TO ALL OF YOUR GGP SHARES.

SECTION B

BPR CLASS A STOCK ELECTION OR BPY UNIT ELECTION (Mark the appropriate box to indicate whether, to the extent you receive any Equity Consideration, you elect to receive BPR Class A Stock or BPY Units by participating in the BPY Unit Exchange.)

☐	Elect to Receive BPY Units: Mark this box if you elect to receive BPY Units. All Equity Consideration you are entitled to receive in the Pre-Closing Dividend will be issued in the form of BPY Units through participation in the BPY Unit Exchange.
☐

Elect to Receive BPR Class A Stock:

Mark this box if you elect to receive BPR Class A Stock. All Equity Consideration you are entitled to receive in the Pre-Closing Dividend will be issued in the form of BPR Class A Stock and will NOT be exchanged for BPY Units through participation in the BPY Unit Exchange.

NOTE: BECAUSE HOLDERS THAT ELECT TO RECEIVE CASH CONSIDERATION WITH RESPECT TO ALL OF THEIR GGP SHARES IN SECTION A ABOVE MAY NONETHELESS, AND WILL LIKELY, RECEIVE EQUITY CONSIDERATION DUE TO PRORATION, ALL HOLDERS SHOULD MAKE AN ELECTION IN SECTION B ABOVE. IF YOU DO NOT MAKE A VALID ELECTION IN SECTION B, THEN YOU WILL BE DEEMED TO HAVE MADE AN ELECTION TO RECEIVE YOUR EQUITY CONSIDERATION IN THE FORM OF BPY UNITS BY PARTICIPATING IN THE BPY UNIT EXCHANGE WITH RESPECT TO ANY EQUITY CONSIDERATION YOU MAY BE ENTITLED TO RECEIVE EITHER AS A RESULT OF YOU MAKING AN ELECTION TO RECEIVE EQUITY CONSIDERATION IN SECTION A OR TO THE EXTENT YOU RECEIVE EQUITY CONSIDERATION AS A RESULT OF ANY PRORATION. THUS, IF YOU WISH TO RECEIVE YOUR EQUITY CONSIDERATION IN BPR CLASS A STOCK, YOU MUST ELECT IN SECTION B OF THIS ELECTION FORM TO RECEIVE BPR CLASS A STOCK AND THAT YOU DO NOT WISH TO PARTICIPATE IN THE BPY UNIT EXCHANGE.

IMPORTANT: Your elections are subject to the proration and adjustments set forth in the Merger Agreement and the Joint Proxy Statement/Prospectus. The value of the Pre-Closing Dividend you receive may be different when received than its estimated value at the time you make your election. You should consult your tax advisor as to the specific tax consequences to you of the Transactions in light of your particular circumstances before making an election.

SIGNATURE(S) REQUIRED Signature(s) of Registered Holder(s) or Agent	SIGNATURE(S) GUARANTEED (IF REQUIRED)

Must be signed by the registered holder(s) EXACTLY as name(s) appear(s) on GGP’s share register as maintained by the Exchange Agent. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation acting in a fiduciary or representative capacity, or other person, please set forth full title.

Registered Holder

Registered Holder

Title, if any

Date:

Phone No.:

Unless the elections are made by the registered holder(s) of the GGP shares, or for the account of a participant in the Securities Transfer Agent’s Medallion Program (“STAMP”), Stock Exchange Medallion Program (“SEMP”) or New York Stock Exchange Medallion Signature Program (“MSP”) (an “Eligible Institution”), the signature(s) must be guaranteed by an Eligible Institution.

Authorized Signature

Name of Firm

Address of Firm - Please Print

SPECIAL PAYMENT INSTRUCTIONS	SPECIAL DELIVERY INSTRUCTIONS

Complete ONLY if the check, shares of BPR Class A Stock and/or BPY Units are to be issued in a name which differs from the name on the Election Form. Issue to:	Complete ONLY if the check and/or any certificate(s) representing shares of BPR Class A Stock or BPY Units are to be mailed to some address other than the address reflected above. Mail to:

Name:	Name:

Address:	Address:

☐ Please check here if address change is permanent.

IMPORTANT:

PLEASE BE SURE TO RETURN TO THE EXCHANGE AGENT YOUR PROPERLY COMPLETED ELECTION FORM IN THE YELLOW BUSINESS RETURN ENVELOPE ENCLOSED HEREWITH AND YOUR PROPERLY COMPLETED LETTER OF TRANSMITTAL IN THE GREEN BUSINESS RETURN ENVELOPE ENCLOSED HEREWITH.

INSTRUCTIONS

A.    Special Conditions

1.     Time in which to Make an Election. To be effective, a properly completed Election Form must be received by American Stock Transfer & Trust Company, LLC, the Exchange Agent, by no later than 5:00 p.m. (Eastern Time) on August 21, 2018 (the “Election Deadline”). BPY and GGP will publicly announce any extensions of the Election Deadline, including via a press release, on their websites and/or in a filing with the SEC. The closing of the Transactions remains as of the mailing of this Election Form subject to, among other things, the satisfaction of certain customary closing conditions, as described in more detail in the Joint Proxy Statement/Prospectus. GGP and BPY expect that the Transactions will be completed by the end of August of this year. However, it is possible that factors outside the control of the parties could result in the Transactions being completed at a later time or not at all.

The Election Form must be received by the Exchange Agent by no later than the Election Deadline, but you need not surrender the certificate(s) representing all GGP shares to which the Election Form relates in order to receive the Pre-Closing Dividend – and you will receive the Pre-Closing Dividend regardless of whether you surrender such certificate(s). You need only surrender any such certificate(s) in order to receive the Merger Consideration in respect of your GGP shares in the Merger.

Holders of GGP shares who do not properly and timely make an election as provided in the preceding sentences or who properly and timely revoke a prior election without making a new election will be considered a Non-Electing Shareholder. (See Instruction A.7 below.) You understand and acknowledge that you will not receive the Pre-Closing Dividend or the Merger Consideration unless and until the Transactions are complete and the Exchange Agent has received from you all necessary documentation.

2.    Certificates and Shares held by the Exchange Agent. The Election Form will indicate the number of GGP shares you hold either in certificated form or in electronic, book-entry form.

3.     Election Options. Under the section of the Election Form entitled “Election Options”, indicate whether you would like to: (A) elect to receive in the Pre-Closing Dividend with respect to your GGP shares Cash Consideration and/or Equity Consideration and (B) elect to receive any Equity Consideration that you are entitled to receive in either shares of BPR Class A Stock or BPY Units by participating in the BPY Unit Exchange. Mark only one box per section. As more fully described in the Merger Agreement and the Joint Proxy Statement/Prospectus, your election to receive in the Pre-Closing Dividend the Cash Consideration and/or Equity Consideration is subject to proration and adjustments. As a result, there is no assurance that you will receive the Pre-Closing Dividend solely in the form that you elect, which means that even if you elect to receive the Cash Consideration with respect to all of your GGP shares, you may nonetheless receive, and will likely receive, a portion of the Pre-Closing Dividend in Equity Consideration and vice versa. As a result, even if you make an election to receive the Cash Consideration in the Pre-Closing Dividend, you should also complete Section B on the Election Form as to whether you would like to receive BPR Class A Stock or BPY Units by participating in the BPY Unit Exchange to the extent you receive Equity Consideration as a result of any proration. If you do not make or fail to make a valid election in Section B of the Election Form as to whether you elect to receive BPR Class A Stock or BPY Units, you will be deemed to have elected to receive BPY Units by participating in the BPY Unit Exchange (either as a result of you making an election to receive Equity Consideration in Section A or to the extent you receive Equity Consideration as a result of any proration).

4.     Change or Revocation of Election. A holder of GGP shares who has made an election may at any time at or prior to the Election Deadline change or revoke such election by submitting to the Exchange Agent a revised Election Form, properly completed and signed, that is received by the Exchange Agent by no later than the Election Deadline. If an Election Form is properly revoked and no subsequent election is properly made at or before the Election Deadline, the holder of such GGP shares represented by such Election Form will be deemed a Non-Electing Shareholder. (See Instruction A.7 below.)

5.    Joint Forms of Election. Holders of GGP shares who make a joint election will be considered to be a single holder of such shares. An Election Form including such a joint election (“Joint Election Form”) may be submitted only by two or more joint holders of certificates representing GGP shares and by persons with GGP shares registered in different forms of the same name (e.g., “John Smith” on one registration and “J. Smith” on another). If the Election Form is submitted as a Joint Election Form, each record holder of GGP shares covered thereby must properly sign the Election Form in accordance with Instruction B.1, attaching additional sheets if necessary. The signatures of such holders will be deemed to constitute a certification that the persons submitting a Joint Election Form are eligible to do so.

6.    Forms of Election for Nominees. Any record holder of GGP shares who is a nominee may submit one or more Election Forms, indicating on the form or forms a combination of elections covering up to the aggregate number of GGP shares owned by such record holder. However, upon the request of BPY, any such record holder will be required to certify to the satisfaction of BPY that such record holder holds such GGP shares as nominee for the beneficial owners of such shares. Each beneficial owner for whom such an Election Form is so submitted will be treated as a separate stockholder of GGP for purposes of allocation of equity and cash payments to be issued upon consummation of the Transactions.

7.    Shares as to Which No Election is Made. Holders of GGP shares who fail to submit a properly completed Election Form by the Election Deadline, who revoke their previously submitted Election Form and fail to subsequently submit a properly completed Election Form or who fail to make a valid election for any reason (each of the foregoing, a “Non-Electing Shareholder”), will be deemed to have made (1) an election to receive the Cash Consideration and (2) an election to receive any Equity Consideration in the form of BPY Units by participating in the BPY Unit Exchange. THUS, IF YOU WISH TO RECEIVE YOUR EQUITY CONSIDERATION IN BPR CLASS A STOCK, YOU MUST ELECT IN SECTION B OF THIS ELECTION FORM TO RECEIVE BPR CLASS A STOCK AND SUBMIT THIS ELECTION FORM PRIOR TO THE ELECTION DEADLINE.

8.    Termination of Merger Agreement. In the event of termination of the Merger Agreement, the Exchange Agent will promptly return all materials received in respect of GGP shares pursuant to the Election Form after being notified of such termination by BPY and GGP. In such event, GGP shares held through nominees are expected to be available for sale or transfer promptly following the termination of the Merger Agreement. Any certificates representing GGP shares held directly by GGP common stockholders that were delivered pursuant to the Letter of Transmittal will be returned by registered mail.

9.    Method of Delivery. Your election materials may be sent to the Exchange Agent at one of the addresses provided below. Please ensure sufficient time so that the election materials are actually received by the Exchange Agent at or prior to the Election Deadline.

If delivering by mail: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	If delivering by hand or courier: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

IMPORTANT: PLEASE BE SURE TO RETURN TO THE EXCHANGE AGENT YOUR PROPERLY COMPLETED ELECTION FORM IN THE YELLOW BUSINESS RETURN ENVELOPE ENCLOSED HEREWITH AND YOUR PROPERLY COMPLETED LETTER OF TRANSMITTAL IN THE GREEN BUSINESS RETURN ENVELOPE ENCLOSED HEREWITH.

Do not send your election materials to BPY, GGP, Innisfree M&A Incorporated (GGP’s Proxy Solicitor) or D.F. King & Co., Inc. (BPY’s Information Agent) because such materials will not be forwarded to the Exchange Agent, and your election will be invalid. The method of delivery is at the option and risk of the electing stockholder. Registered mail, appropriately insured, with return receipt requested, is suggested. Delivery shall be effected, and risk of loss and title will pass, only upon proper delivery of the requested materials to the Exchange Agent.

B.    General

1.    Signatures. The signature (or signatures, in the case of certificates owned by two or more joint holders of certificates for which a Joint Election Form is submitted) on the Election Form must correspond exactly with the name(s) as they appear on GGP’s share register as maintained by the Exchange Agent unless the GGP shares described on this Election Form have been assigned by the registered holder(s), in which event the Election Form must be signed in exactly the same form as the name of the last transferee indicated on the transfer attached to or endorsed on such holder’s certificate(s) or book-entry account. In the case of GGP shares that are certificated, if the Election Form is signed by a person other than the registered owner of the certificate(s) listed, the certificate(s) must be endorsed or accompanied by appropriate stock power(s), in either case signed by the registered owner(s) in the name(s) that appear on the certificate(s), and the signature(s) appearing on such endorsement(s) or stock power(s) and on the Election Form must be guaranteed by an Eligible Institution (as defined in Instruction B.5 below). If the Election Form is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or by any others acting in a representative or fiduciary capacity, the person signing, unless he or she is the registered owner, must give such person’s full title in such capacity, and appropriate evidence of authority to act in such capacity must be forwarded to the Exchange Agent with the Election Form.

2.    Special Payment and Issuance Instructions. If checks are to be payable or shares of BPR Class A Stock or BPY Units are to be issued to the order of or registered in other than exactly the name(s) that appears(s) on the Election Form, the signature(s) on the Election Form must be guaranteed by an Eligible Institution (defined in Instruction B.5 below). The Pre-Closing Dividend in respect of your GGP shares will be issued in the name and address provided on the Election Form.

3.    Stock Transfer Taxes. It will be a condition to the issuance of any check or shares of BPR Class A Stock or BPY Units in any name(s) other than the name(s) in which the GGP shares are registered that the person(s) requesting the issuance of such check or shares of BPR Class A Stock or BPY Units either pay to the Exchange Agent any transfer or other taxes required by reason of such issuance, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

4.    Special Delivery Instructions. If checks or certificates representing shares of BPR Class A Stock or BPY Units are to be delivered to someone other than the registered holder(s), or to the registered holder(s) at an address other than that appearing on the Election Form, please complete the Special Delivery Instructions box located on the Election Form.

5. Guarantee of Signatures. No signature guarantee is required on the Election Form if (a)(i) the Election Form is signed by the registered holder(s) (including any participant in the book-entry transfer facility’s systems whose name appears on a security position listing as the owner of such shares) of the GGP shares listed on the Election Form and (ii) such registered holder has not completed the box entitled “Special Payment Instructions” on the Election Form; or (b) elections are made for the account of a participant in the Securities Transfer Agent’s Medallion Program (“STAMP”), Stock Exchange Medallion Program (“SEMP”) or New York Stock Exchange Medallion Signature Program (“MSP”) (an “Eligible Institution”). In all other cases, all signatures must be guaranteed by an Eligible Institution.

FREQUENTLY ASKED QUESTIONS

1.    Why have I been sent an Election Form?

This Election Form is being delivered in connection with the Merger Agreement by and among BPY, GGP and Acquisition Sub, pursuant to which Acquisition Sub will merge with and into GGP.

You are receiving this Election Form because you own GGP shares. This Election Form permits you, as a holder of GGP shares as of the Pre-Closing Dividend Record Date, to make an election in respect of each of the GGP shares that you hold, as listed on the first page of this Election Form: (1) whether to receive the Pre-Closing Dividend in Cash Consideration and/or Equity Consideration (in each case, subject to proration and adjustments) and (2) whether to receive all of the Equity Consideration that you are entitled to receive in either shares of BPR Class A Stock or BPY Units by participating in the BPY Unit Exchange.

You are urged to read the Joint Proxy Statement/Prospectus and other relevant documents filed or to be filed with the SEC, as well as any amendments or supplements to these documents, carefully and in their entirety when they become available because they contain or will contain important information about BPY, GGP, the proposed Transactions and related matters. You may obtain free copies of the above-referenced and other documents filed with the SEC by BPY and GGP, when available, through the SEC’s website at http://www.sec.gov. In addition, you may obtain free copies of the above-referenced and other documents filed with the SEC by BPY, when available, by contacting BPY Investor Relations at bpy.enquiries@brookfield.com or +1 (855) 212-8243 or at BPY’s website at bpy.brookfield.com, and may obtain free copies of the above-referenced and other documents filed with the SEC by GGP, when available, by contacting GGP Investor Relations at (312) 960-5000 or at GGP’s website at http://www.ggp.com.

2.    What is the Election Form?

The Election Form lets us know your preferred form of the Pre-Closing Dividend in respect of your GGP shares and whether you elect to receive BPR Class A Stock or BPY Units (by participating in the BPY Unit Exchange) in respect of any Equity Consideration you are entitled to receive as part of the Pre-Closing Dividend.

3.    How do I complete the Election Form?

Instructions for completing the Election Form are set forth above.

When completed, please sign and date the Election Form and send it to the Exchange Agent in the enclosed yellow business return envelope so that you can make your election as to the form of the Pre-Closing Dividend that you wish to receive and whether you elect to receive BPR Class A Stock or BPY Units by participating in the BPY Unit Exchange in respect of any Equity Consideration you are entitled to receive as part of the Pre-Closing Dividend. Please see Question 4 for important information concerning the transmittal of your Election Form to the Exchange Agent. Please note that if your shares are held jointly, signatures of both owners are required.

4.    What is the deadline for making an election?

To be effective, a properly completed Election Form must be received by the Exchange Agent by no later than 5:00 p.m. (Eastern Time) on August 21, 2018 (the “Election Deadline”). The closing of the Transactions remains as of the mailing of the Election Form subject to, among other things, the satisfaction of certain customary closing conditions as described in more detail in the Joint Proxy Statement/Prospectus. GGP and BPY expect that the Transactions will be completed by the end of August of this year. However, it is possible that factors outside the control of the parties could result in the Transactions being completed at a later time or not at all. BPY and GGP will publicly announce any extensions of the Election Deadline, including via a press release, on their websites and/or in a filing with the SEC. Holders of GGP shares who do not properly and timely make an election as provided in the preceding sentences, who properly and timely revoke a prior election without properly making a subsequent election or who fail to make a valid election for any reason will each be considered a Non-Electing Shareholder. (See Instruction A.7 above.)

5.    How do I make an election if my GGP shares are held in “street name” by my bank, brokerage firm or other nominee?

If you hold your GGP shares in “street name” through a bank, brokerage firm or other nominee (a “nominee”), you should instruct such nominee what election to make on your behalf by carefully following the instructions that you will receive from your nominee. An election will not be made on your behalf absent your instructions. You may be subject to an earlier deadline for making your election. Please contact your nominee with any questions.

6.    Can I elect to receive Cash Consideration for some of my GGP shares and Equity Consideration for the remainder of my GGP shares?

Yes, on the Election Form you may elect to receive mixed consideration and designate the number of GGP shares for which you elect to receive the Cash Consideration. You will be deemed to have made an election to receive Equity Consideration with respect to the remainder of your GGP shares.

7.     What if I do not send an Election Form, or it is not received?

If the Exchange Agent does not receive a properly completed Election Form from you at or prior to the Election Deadline, then you will be deemed to have made a non-election with respect to your GGP shares. (See Instruction A.7 above.) You bear the risk of proper and timely delivery of all the materials that you are required to submit to the Exchange Agent in order to properly make an election.

If you decide not to make an election or fail to make a valid election for the GGP shares that you own, you will be deemed to have made (1) an election to receive the Cash Consideration and (2) an election to receive any Equity Consideration in the form of BPY Units by participating in the BPY Unit Exchange. Thus, if you wish to receive your Equity Consideration in BPR Class A Stock, you must elect in Section B of this Election Form to receive BPR Class A Stock and submit this Election Form prior to the Election Deadline.

8.    Can I revoke or change my election after my Election Form has been submitted?

Yes. A holder of GGP shares who has made an election may at any time at or prior to the Election Deadline revoke or change such election by submitting to the Exchange Agent a revised Election Form, properly completed and signed, that is received by the Exchange Agent at or prior to the Election Deadline.

9.    Am I guaranteed to receive what I elect on the Election Form?

Regardless of whether you elect to receive in the Pre-Closing Dividend the Cash Consideration or the Equity Consideration for each GGP share that you own as of the Pre-Closing Dividend Record Date, your election is subject to proration, adjustment and certain limitations as set forth in the Merger Agreement and the Joint Proxy Statement/Prospectus. If you make an election for the Equity Consideration and the election for the Equity Consideration is oversubscribed, then you will receive a portion of the Pre-Closing Dividend in Cash Consideration. Similarly, if you make an election for the Cash Consideration and the election for the Cash Consideration is oversubscribed, then you will receive a portion of the Pre-Closing Dividend in Equity Consideration in the form of, subject to your election, either BPR Class A Stock or BPY Units. Accordingly, you may not receive, and likely will not receive, exactly the form of the Pre-Closing Dividend that you elect to receive.

In the event that (1) an election to receive BPY Units has been made with respect to 80% or more of the shares of BPR Class A Stock to be issued in the Pre-Closing Dividend (or such event is deemed to have occurred pursuant to the terms of the Merger Agreement) and BPY elects to exchange all shares of BPR Class A Stock that are issued in the Pre-Closing Dividend for BPY Units in the BPY Unit Exchange or (2) an election to receive BPY Units has been made with respect to 90% or more of the shares of BPR Class A Stock to be issued in the Pre-Closing Dividend (or such event is deemed to have occurred pursuant to the terms of the Merger Agreement), then all shares of BPR Class A Stock that are issued in the Pre-Closing Dividend will be exchanged for BPY Units in the BPY Unit Exchange.

10.    How does the proration mechanism affect the amount of cash and BPR Class A Stock or BPY Units that I receive in the Pre-Closing Dividend?

The amount you will receive in the Pre-Closing Dividend is subject to the proration and adjustment provisions set forth in the Merger Agreement to the extent the Cash Consideration or the Equity Consideration is oversubscribed. The greater the oversubscription of the Cash Consideration election, the less cash and more BPR Class A Stock or BPY Units a holder of GGP shares making the Cash Consideration election will receive. Reciprocally, the greater the oversubscription of the Equity Consideration election, the fewer shares of BPR Class A Stock or BPY Units and more cash a holder of GGP shares making the Equity Consideration election will receive.

The proration is based on the fixed, aggregate amount of cash in the Transactions of $9,250,000,000, which is reduced by (i) the Merger Consideration, (ii) the aggregate cash payment required to be made pursuant to the partnership agreement of one of GGP’s operating partnerships, GGP Operating Partnership, LP (“GGPOP”), to holders of common units of GGPOP as a result of the Transactions, (iii) the aggregate cash payment required to be made pursuant to the GGPOP partnership agreement to holders of the LTIP units in GGPOP as a result of the Transactions and (iv) the aggregate cash consideration to be paid with respect to shares of GGP restricted stock as a result of the Transactions, to determine the aggregate amount of cash that GGP will declare as the Pre-Closing Dividend (the “Aggregate Cash Dividend Amount”). The maximum cash amount that one (1) GGP share may receive in the Pre-Closing Dividend (the “Maximum Per Share Cash Dividend”) is $23.50 minus the per GGP share Merger Consideration to be received by holders of GGP shares as of the effective time of the Merger (the “Per Share Merger Consideration”).

If the product of (i) the Maximum Per Share Cash Dividend and (ii) the number of GGP shares that elect to receive cash in the Pre-Closing Dividend exceeds the Aggregate Cash Dividend Amount, the amount of cash to be received by such holders shall be reduced and, in lieu of such reduction, such holders shall receive a fraction of a share of BPR Class A Stock or a fraction of one BPY Unit equal to (i)(A) the Maximum Per Share Cash Dividend minus (B) the prorated cash dividend divided by (ii) $23.50. Set forth below are illustrative examples of proration in the event of an oversubscription of the Cash Consideration election and an oversubscription of the Equity Consideration election, respectively, as described in more detail on pages 199-201 of the Joint Proxy Statement/Prospectus.

Example #1: The Aggregate Cash Dividend Amount is $8,800,000,000, the number of GGP shares that are entitled to receive the Pre-Closing Dividend is 650,000,000 and the Per Share Merger Consideration is $0.20. In this scenario, the Maximum Per Share Cash Dividend is $23.30. If holders of 600,000,000 GGP shares elect to receive the Pre-Closing Dividend in cash, they will receive a cash dividend of $14.66 per GGP share. Such holders will also receive 0.367 share of BPR Class A Stock or BPY Unit for each GGP share.

Alternatively, if the product of (i) the Maximum Per Share Cash Dividend and (ii) the number of GGP shares that elect to receive cash in the Pre-Closing Dividend is lower than the Aggregate Cash Dividend Amount, the number of shares of BPR Class A Stock or BPY Units to be received by holders that elected to receive BPR Class A Stock or BPY Units shall be reduced and, in lieu of such reduction, such holders shall receive an amount of cash equal to $23.50 minus the sum of (i)(a) $23.50 multiplied by (b) the prorated per share stock dividend, plus (ii) the Per Share Merger Consideration.

Example #2: The same facts as Example #1, except that holders of 100,000,000 GGP shares elect to receive the Pre-Closing Dividend in cash. In this example, there will be $6,470,000,000 of cash left to distribute in the Pre-Closing Dividend to the holders of the remaining 550,000,000 GGP shares. The holders of the remaining 550,000,000 GGP shares will each receive a cash dividend of $11.785 per GGP share (calculated in accordance with the Merger Agreement). Such holders will also receive 0.49 share of BPR Class A Stock or BPY Unit per GGP share.

11.    What happens if I am eligible to receive a fraction of a share of BPR Class A Stock or a fraction of a BPY Unit in connection with the Pre-Closing Dividend?

If the aggregate number of shares of BPR Class A Stock or BPY Units that you are entitled to receive in the Pre-Closing Dividend includes a fraction of a share or a fraction of a unit, you will receive cash in lieu of that fractional share or unit.

12.    If the Pre-Closing Dividend is completed, how will I receive the consideration with respect thereto for my GGP shares?

If you are the record holder of your GGP shares as of the Pre-Closing Dividend Record Date, after receiving the proper documentation from you and determining the proper allocations of cash and equity to be received by GGP common stockholders in the Pre-Closing Dividend and BPY Units in the BPY Unit Exchange, the Exchange Agent will forward to you a bank check for the cash to which you are entitled, and, for any shares of BPR Class A Stock or BPY Units to which you are entitled, the Exchange Agent will provide you with an AST account number, credit your account with the appropriate number of book-entry shares and mail you a Direct Registration Statement, in each case, shortly after the closing of the Transactions. If your GGP shares are held in “street name” by your bank, broker or other nominee, you will receive instructions from your bank, broker or other nominee as to how to submit a form of election in order to receive the applicable consideration in the Pre-Closing Dividend and the BPY Unit Exchange for those shares. Please contact your nominee for information on how you will receive the consideration in the Pre-Closing Dividend and the BPY Unit Exchange.

13.    What happens if I sell or transfer my GGP shares after I have made an election?

If you are the record holder and wish to sell or transfer your GGP shares after you have properly made an election, you must provide written notice to the Exchange Agent at or prior to the Election Deadline. If your GGP shares are held through a bank, broker or other nominee, you must contact your nominee to effect such transfer. See Questions 14 and 15 below with respect to the effect of certain sales or transfers.

14.    What happens if I am a record holder of GGP shares as of the Pre-Closing Dividend Record Date and sell or transfer my GGP shares after such date on the New York Stock Exchange (the “NYSE”)?

GGP shares are currently trading, and will continue to trade, on the NYSE with “due bills” attached, through (and including) the payment date for the Pre-Closing Dividend. Holders of GGP shares as of the Pre-Closing Dividend Record Date who transfer GGP shares (including the due bill) on the NYSE during this period will still receive the Pre-Closing Dividend in accordance with their elections. However, the transferor of such GGP shares will be obligated to deliver to the transferee, and the transferee will be entitled to receive, the default

Cash Consideration in the Pre-Closing Dividend and BPY Units to the extent any Equity Consideration is entitled to be received due to proration. Such transferee will also receive the Merger Consideration in respect of the transferred GGP shares if such transferee continues to hold the transferred GGP shares as of immediately prior to the Merger.

15.    Do transferees of GGP shares on the NYSE following the Pre-Closing Dividend Record Date who receive a “due bill” have the ability to make an election in connection with the Pre-Closing Dividend?

No, only those elections made by record holders of GGP shares as of the Pre-Closing Dividend Record Date will be effective. Holders of GGP shares who acquire their GGP shares (including the due bill) via the NYSE following the Pre-Closing Dividend Record Date will be entitled to receive from the transferor of such GGP shares (regardless of any elections that are made by such transferor) the default Cash Consideration and BPY Units to the extent any Equity Consideration is entitled to be received due to proration.

16.    What are the principal U.S. federal income tax consequences of the Pre-Closing Dividend, the Merger and the BPY Unit Exchange to holders of GGP shares?

The Pre-Closing Dividend (whether in cash and/or BPR Class A Stock) is expected to be treated as a dividend for U.S. federal income tax purposes to the extent it is paid out of GGP’s earnings and profits, which is expected to include a substantial amount of capital gain that is expected to be recognized in connection with the Transactions. However, a portion of the Pre-Closing Dividend is expected to be an ordinary dividend, and there can be no assurance as to the portion of the dividend that will be treated as a capital gain dividend or an ordinary dividend. To the extent the Pre-Closing Dividend exceeds GGP’s earnings and profits, it is expected to be treated as a non-taxable return of capital which will reduce a holder’s tax basis in its GGP shares to the extent such holder has adjusted tax basis in its GGP shares, and to the extent it exceeds the holder’s adjusted tax basis, is expected to result in gain being recognized by such holder. The conversion of GGP shares into the right to receive the Merger Consideration in the Merger, and the BPY Unit Exchange at the election of a holder, are each expected to result in gain or loss being recognized by the holder. However, certain aspects of the tax consequences of the Transactions are not entirely clear, and each holder of GGP shares is strongly urged to consult its tax advisor regarding the potential U.S. federal income tax consequences to it of the Transactions.

For a more complete discussion of the U.S. federal income taxation of the Pre-Closing Dividend, the Merger, the ownership of BPR Class A Stock, the BPY Unit Exchange and the ownership of BPY Units, refer to the section entitled “Material U.S. Federal Income Tax Considerations and Consequences” of the Joint Proxy Statement/Prospectus and the risks related to taxation in the section entitled “Risk Factors” of such Joint Proxy Statement/Prospectus.

THE U.S. FEDERAL INCOME TAX RULES APPLICABLE TO THE TRANSACTIONS ARE HIGHLY TECHNICAL AND COMPLEX. HOLDERS OF GGP SHARES ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE TRANSACTIONS, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX LAWS, AND POTENTIAL CHANGES IN APPLICABLE TAX LAWS, IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

17.    How do I change my address on the Election Form?

Mark through any incorrect address information that is printed on the front of the Election Form. Clearly print the correct address in the area beside the printed information. If you would like to receive your payment at a different address from that imprinted on the front of the Election Form, please complete the Special Delivery Instructions box that is part of the Election Form.

18.    What does it mean if I receive more than one set of election materials?

You may receive additional Election Forms with respect to GGP shares held by you in another manner or in another name. For example, you may own some shares directly as a stockholder of record and other shares through a broker or you may own shares through more than one broker. In these situations, you will receive multiple sets of election materials. You must complete, sign, date and return all of the Election Forms or follow the instructions for any alternative election procedure on each Election Form you receive in order to make an election for all of the shares you own. Each Election Form you receive comes with its own yellow prepaid return envelope; make sure you return each Election Form in the yellow return envelope that accompanies that Election Form.

19.    Who do I call if I have additional questions?

You may contact D.F. King & Co., Inc., BPY’s Information Agent, toll free via telephone at (800) 290-6424 or by email at GGP@dfking.com.

LETTER OF TRANSMITTAL

To accompany certificates, if any, of common stock, $0.01 par value per share, of GGP Inc. (“GGP shares”)

Pursuant to the Agreement and Plan of Merger, dated as of March 26, 2018 (as amended on June 25, 2018, and as it may be further amended or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”), by and among Brookfield Property Partners L.P. (“BPY”), GGP Inc. (“GGP”) and Goldfinch Merger Sub Corp., an indirect, wholly owned subsidiary of BPY (“Acquisition Sub”), Acquisition Sub will merge with and into GGP (the “Merger”), subject to the satisfaction of certain customary closing conditions, as described in more detail in the Joint Proxy Statement/Prospectus (as defined below).

NOTE:    This Letter of Transmittal should NOT be completed if you have properly demanded and intend to perfect your appraisal rights in the transactions contemplated by the Merger Agreement (the “Transactions”).

The undersigned represents and warrants that the undersigned has full power and authority to surrender without restriction the above described GGP shares and certificate(s) representing such shares for exchange, and that when accepted for exchange by the Exchange Agent (as defined below), BPY will acquire, effective as of the effective time of the Merger, good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances.

The undersigned irrevocably constitutes and appoints the Exchange Agent as the true and lawful agent and attorney-in-fact of the undersigned with full power of substitution to exchange GGP shares, including any certificates representing such shares together with accompanying evidence of transfer and authenticity, for cash in the Merger, in accordance with the terms of the Merger Agreement. Delivery of any enclosed certificate(s) shall be effected, and the risk of loss and title to such certificate(s) shall pass, only upon proper delivery thereof to the Exchange Agent. All authority herein conferred shall survive the death or incapacity of, and any obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of, the undersigned. The Exchange Agent is hereby authorized and instructed to prepare in the name of the undersigned and deliver to the address indicated below (unless otherwise instructed in the boxes in the following page) a check representing a cash payment for GGP shares tendered pursuant to this Letter of Transmittal.

If you are the record holder of your GGP shares, after receiving the proper documentation from you and determining the proper amounts of cash to be paid to GGP common stockholders in connection with the Merger (the “Merger Consideration”), the Exchange Agent will forward to you a bank check for the cash to which you are entitled. Your GGP shares that have been issued through GGP’s direct registration service program, an electronic, book-entry system that records share ownership in place of traditional share certificates, still require you to complete and deliver this Letter of Transmittal even if you do not have certificates to surrender in order to receive the Merger Consideration. If your GGP shares are held in “street name” by your bank, broker or other nominee, you will receive instructions from your bank, broker or other nominee as to how to effect the surrender of your “street name” shares in order to receive the Merger Consideration for those shares in the Merger. Please contact your nominee for information on how you will receive the Merger Consideration.

Method of delivery of the certificate(s) is at the option and risk of the owner thereof. See Instruction 1.

Mail or deliver this Letter of Transmittal, or a facsimile, together with the certificate(s) representing your GGP shares, to:

If delivering by mail: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	If delivering by hand or courier: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

For assistance call (877) 248-6417 or (718) 921-8317

IMPORTANT: PLEASE BE SURE TO RETURN TO THE EXCHANGE AGENT YOUR PROPERLY COMPLETED ELECTION FORM IN THE YELLOW BUSINESS RETURN ENVELOPE ENCLOSED HEREWITH AND YOUR PROPERLY COMPLETED LETTER OF TRANSMITTAL IN THE GREEN BUSINESS RETURN ENVELOPE ENCLOSED HEREWITH.

Pursuant to the merger of Acquisition Sub with and into GGP, the undersigned encloses herewith and surrenders the following certificate(s) representing GGP shares:

Name(s) and Address of Registered Holder(s) If there is any error in the name or address shown below, please make the necessary corrections.	DESCRIPTION OF GGP SHARES OWNED (Please fill in. Attach separate schedule if needed)
	Certificate No(s)	Number of Shares

TOTAL SHARES

The Merger Consideration for your GGP shares will be issued in accordance with any instructions you previously provided on an Election Form unless different instructions are given in the boxes below.

☐ Check this box if your certificate(s) has been lost, stolen, misplaced or mutilated. See Instruction 5.
SPECIAL PAYMENT INSTRUCTIONS	SPECIAL DELIVERY INSTRUCTIONS

Complete ONLY if the check is to be issued in a name which differs from the name on the surrendered certificate(s). Issue to:	Complete ONLY if check is to be mailed to some address other than the address reflected above. See Instruction 4. Mail to:

Name:	Name:

Address:	Address:

(Please also complete Substitute Form W-9 AND
see instructions regarding signature guarantee. See Instructions 3, 4, 6 and 7)	☐ Please check here if address change is permanent.

By signing and delivering this Letter of Transmittal and surrendering the certificate(s) of GGP shares herewith delivered to the Exchange Agent, the undersigned hereby forever waives any and all rights of appraisal and any dissenters’ rights to which the undersigned may have been entitled pursuant to Section 262 of the General Corporation Law of the State of Delaware with respect to the transactions contemplated by the Merger Agreement and withdraws any and all written objections to the transactions contemplated thereby and/or demands for appraisal, if any, with respect to the GGP shares.

YOU MUST SIGN IN THE BOX BELOW AND FILL OUT AND SIGN THE SUBSTITUTE FORM W-9 ATTACHED HERETO.

SIGNATURE(S) REQUIRED Signature(s) of Registered Holder(s) or Agent	SIGNATURE(S) GUARANTEED (IF REQUIRED) See Instruction 3.

Must be signed by the registered holder(s) EXACTLY as name(s) appear(s) on stock certificate(s). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation acting in a fiduciary or representative capacity, or other person, please set forth full title. See Instructions 2, 3 and 7.

Registered Holder

Registered Holder

Title, if any

Date:

Phone No.:

Unless the shares are tendered by the registered holder(s) of the GGP shares, or for the account of a participant in the Securities Transfer Agent’s Medallion Program (“STAMP”), Stock Exchange Medallion Program (“SEMP”) or New York Stock Exchange Medallion Signature Program (“MSP”) (an “Eligible Institution”), the signature(s) must be guaranteed by an Eligible Institution. See Instruction 3.

Authorized Signature

Name of Firm

Address of Firm - Please Print

INSTRUCTIONS FOR COMPLETING LETTER OF TRANSMITTAL

AND SURRENDERING CERTIFICATES

(Please read carefully the instructions below)

1.    Method of Delivery: Your old certificate(s) and the Letter of Transmittal must be sent or delivered to American Stock Transfer & Trust Company, LLC (the “Exchange Agent”). Do not send your certificates to GGP or BPY. The method of delivery of certificate(s) and all other required documents is at the election and risk of the owner. If you elect to send them by mail, it is recommended that you send them by certified or registered mail with return receipt requested. Delivery will be deemed effective and risk of loss and title will pass from the owner only when received by the Exchange Agent. If you submit this Letter of Transmittal by facsimile, you must also send or deliver your certificate(s) in order to receive the Merger Consideration. If the certificate(s) are sent by mail, registered mail with return receipt requested and proper insurance is suggested.

2.    Payment in the Same Name: If the check is to be issued in the same name as the surrendered certificate is registered, the Letter of Transmittal should be completed and signed exactly as the surrendered certificate is registered. Do not sign the stock certificate(s). Signature guarantees are not required if the certificate(s) surrendered herewith are submitted by the registered owner of such shares who has not completed the section entitled “Special Payment Instructions” or are for the account of an Eligible Institution. If any of the shares surrendered hereby are owned by two or more joint owners, all such owners must sign this Letter of Transmittal exactly as written on the face of the certificate(s). If any shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations.    Letters of Transmittal executed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary capacity who are not identified as such in the registration must be accompanied by proper evidence of the signer’s authority to act.

3.    Payment in Different Name: If the section entitled “Special Payment Instructions” is completed, then signatures on this Letter of Transmittal must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity that is an Eligible Institution. If the surrendered certificates are registered in the name of a person other than the signer of this Letter of Transmittal, or if payment is to be made to a person other than the signer of this Letter of Transmittal, or if the payment is to be made to a person other than the registered owner(s), then the surrendered certificates must be endorsed or accompanied by duly executed stock powers, in either case signed exactly as the name(s) of the registered owners appear on such certificate(s) or stock power(s), with the signatures on the certificate(s) or stock power(s) guaranteed by an Eligible Institution as provided herein.

4.    Special Payment and Delivery Instructions: Indicate the name in which and address to which the check is to be sent if different from the name and/or address of the person(s) signing this Letter of Transmittal. If Special Payment Instructions have been completed, a Substitute Form W-9 must also be completed for the person named therein, and that person will be considered the record owner.

5.    Letter of Transmittal Required; Surrender of Certificate(s); Lost Certificate(s): You will not receive your checks for the Merger Consideration unless and until you deliver this Letter of Transmittal, properly completed and duly executed, to the Exchange Agent, together with the certificate(s) evidencing your shares and any required accompanying evidences of authority. Even if your GGP shares are not certificated, you are still required to complete and deliver to the Exchange Agent this Letter of Transmittal. If your certificate(s) has been lost, stolen, misplaced or destroyed, contact the Exchange Agent for instructions at (877) 248-6417 or (718) 921-8317 prior to submitting your certificates for exchange. Any GGP stockholder who has lost certificates should make arrangements (which may include the posting of a bond or other satisfactory indemnification and an affidavit of loss) to replace lost certificates. Such arrangements should be made with the Exchange Agent.

6.    Substitute Form W-9: Under the federal income tax law, a non-exempt stockholder is required to provide the Exchange Agent with such stockholder’s correct Taxpayer Identification Number (“TIN”) on the enclosed Substitute Form W-9. If the certificate(s) are in more than one name or are not in the name of the actual owner, consult the enclosed Substitute Form W-9 guidelines for additional guidance on which number to report. Failure to provide the information on the form may subject the surrendering stockholder to 28% backup withholding on the payment of any cash. The surrendering stockholder must check the box in Part 4 if a TIN has not been issued and the stockholder has applied for a number or intends to apply for a number in the near future. If a TIN has been applied for and the Exchange Agent is not provided with a TIN before payment is made, the Exchange Agent will withhold 28% on all payments to such surrendering stockholders of any cash consideration due for their former shares. Please review the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional details on what Taxpayer Identification Number to give the Exchange Agent.

7.    Stock Transfer Taxes. If payment is to be made to any person other than the registered holder, or if surrendered certificates are registered in the name of any person other than the person(s) signing the Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered holder or such person) payable as a result of the transfer to such person will be deducted from the payment of the Merger Consideration for such securities if satisfactory evidence of the payment of such taxes, or exemption therefrom, is not submitted. Except as provided in this Instruction 7, it will not be necessary for transfer tax stamps to be affixed to the certificates listed in the Letter of Transmittal.

8.    Fees. There will not be any fees associated with the exchange of a holder’s GGP shares for Merger Consideration except in certain limited circumstances, such as when such holder needs to replace lost, stolen or destroyed share certificate(s) or request a check or certificate representing GGP shares in a name(s) other than such holder’s name.

All questions as to the validity, form and eligibility of any surrender of certificates will be determined by the Exchange Agent and BPY, and such determination shall be final and binding. The Exchange Agent and BPY reserve the right to waive any irregularities or defects in the surrender of any certificates. A surrender will not be deemed to have been made until all irregularities have been cured or waived.

The Substitute Form W-9 BELOW must be completed and signed if you are a U.S. person (including a U.S. resident alien). PLEASE PROVIDE YOUR SOCIAL SECURITY NUMBER OR OTHER TAXPAYER IDENTIFICATION NUMBER (“TIN”) AND CERTIFY THAT YOU ARE NOT SUBJECT TO BACKUP WITHHOLDING.

PAYER’S NAME: American Stock Transfer & Trust Company, LLC

SUBSTITUTE FORM W-9 Department of the Treasury Internal Revenue Service	Part 1 — PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW	Social Security Number OR Employer Identification Number

Part 2 — Check appropriate box for federal tax classification; check only one:

☐  Individual/Sole Proprietor    ☐  C Corporation    ☐  S Corporation

☐  Partnership    ☐  Trust/estate    ☐  Limited Liability Company:

☐  Other (please specify)

For Limited Liability Companies, please enter the appropriate tax classification on the line provided next to the phrase “Limited Liability Company”: C = C Corporation S = S Corporation P =Partnership
Part 3 — FOR PAYEES EXEMPT FROM BACKUP WITHHOLDING (See Page 2 of enclosed Guidelines)
Payer’s Request for Taxpayer Identification Number (TIN) and Certification

Part 4 — Certification Under Penalties of Perjury, I certify that:

(1)   The number shown on this form is my current taxpayer identification number (or I am waiting for a number to be issued to me),

(2)   I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding and

(3)   I am a U.S. person (including a U.S. resident alien).

(4)   The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Part 5 — Awaiting TIN ☐

Certification instructions — You must cross out item (2) in Part 4 above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you are subject to backup withholding you receive another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out item (2).

SIGNATURE        DATE

NAME

ADDRESS

CITY       STATE     ZIP CODE

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU

CHECK THE BOX IN PART 4 OF SUBSTITUTE FORM W-9

PAYER’S NAME: American Stock Transfer & Trust Company, LLC

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify, under penalties of perjury, that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number before payment is made, a portion of such reportable payment will be withheld.

Signature	Date

NOTE:    FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF A PORTION OF ANY PAYMENT OF THE MERGER CONSIDERATION MADE TO YOU PURSUANT TO THE TRANSACTIONS. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

IMPORTANT TAX INFORMATION

Under current U.S. federal income tax law, a stockholder who tenders GGP stock certificates that are accepted for exchange may be subject to backup withholding. In order to avoid such backup withholding, the stockholder must provide the Exchange Agent with such stockholder’s correct taxpayer identification number and certify that such stockholder is not subject to such backup withholding by completing the Substitute Form W-9 provided herewith. In general, if a stockholder is an individual, the taxpayer identification number is the Social Security number of such individual. If the Exchange Agent is not provided with the correct taxpayer identification number, the stockholder may be subject to a $50 penalty imposed by the Internal Revenue Service. For further information concerning backup withholding and instructions for completing the Substitute Form W-9 (including how to obtain a taxpayer identification number if you do not have one and how to complete the Substitute Form W-9 if the GGP stock certificates are held in more than one name), consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

Certain stockholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order to satisfy the Exchange Agent that a foreign individual qualifies as an exempt recipient, such stockholder must submit a statement, signed under penalties of perjury, attesting to that individual’s exempt status, on a properly completed Form W-8BEN, or successor form. Such statements can be obtained from the Exchange Agent.

Failure to complete the Substitute Form W-9 will not, by itself, cause the GGP stock certificates to be deemed invalidly tendered, but may require the Exchange Agent to withhold a portion of the amount of any payments made pursuant to the Transactions. Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is furnished to the Internal Revenue Service.

NOTE: FAILURE TO COMPLETE AND RETURN THE SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF A PORTION OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE TRANSACTIONS. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer — Social Security Numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer Identification Numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

For this type of account:		Give the SOCIAL SECURITY number of —	For this type of account:		Give the EMPLOYER IDENTIFICATION number of —

1.	An individual’s account	The individual	8.	Sole proprietorship account	The owner(4)

2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)	9.	A valid trust, estate or pension trust	The legal entity(5)

3.	Husband and wife (joint account)	The actual owner of the account or, if joint funds, the first individual on the account(1)	10.	Corporate account	The corporation

4.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)	11.	Religious, charitable, or educational organization account	The organization

5.	Adult and minor (joint account)	The adult or, if the minor is the only contributor, the minor(1)	12.	Partnership account held in the name of the business	The partnership

6.	Account in the name of guardian or committee for a designated ward, minor, or incompetent person	The ward, minor, or incompetent person(3)	13.	Association, club, or other tax-exempt organization	The organization

7.	a. The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)	14.	A broker or registered nominee	The broker or nominee

	b. So-called trust account that is not a legal or valid trust under state law	The actual owner(1)	15.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person’s number must be furnished.

(2)	Circle the minor’s name and furnish the minor’s social security number.

(3)	Circle the ward’s, minor’s or incompetent person’s name and furnish such person’s social security number.

(4)	You must show your individual name, but you may also enter your business or “doing business as” name. You may use either your social security number or employer identification number (if you have one).

(5)	List first and circle the name of the legal trust, estate, or pension trust. Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.

Note:        If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number

If you do not have a taxpayer identification number or if you do not know your number, obtain Form SS-5, Application for Social Security Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (the “IRS”) and apply for a number. Section references in these guidelines refer to sections under the Internal Revenue Code of 1986, as amended.

Payees specifically exempted from backup withholding include:

•	An organization exempt from tax under Section 501(a), an individual retirement account (IRA), or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(2).

•	The United States or a state thereof, the District of Columbia, a possession of the United States, or a political subdivision or wholly-owned agency or instrumentality of any one or more of the foregoing.

•	An international organization or any agency or instrumentality thereof.

•	A foreign government or any political subdivision, agency or instrumentality thereof.

Payees that may be exempt from backup withholding include:

•	A corporation.

•	A financial institution.

•	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

•	A real estate investment trust.

•	A common trust fund operated by a bank under Section 584(a).

•	An entity registered at all times during the tax year under the Investment Company Act of 1940, as amended.

•	A middleman known in the investment community as a nominee or custodian.

•	A futures commission merchant registered with the Commodity Futures Trading Commission.

•	A foreign central bank of issue.

•	A trust exempt from tax under Section 664 or described in Section 4947.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

•	Payments to nonresident aliens subject to withholding under Section 1441.

•	Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident alien partner.

•	Payments of patronage dividends where the amount received is not paid in money.

•	Payments made by certain foreign organizations.

•	Section 404(k) payments made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:

•	Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer’s trade or business and you have not provided your correct taxpayer identification number to the payer.

•	Payments of tax-exempt interest (including exempt-interest dividends under Section 852).

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

•	Payments described in Section 6049(b)(5) to nonresident aliens.

•	Payments on tax-free covenant bonds under Section 1451.

•	Payments made by certain foreign organizations.

•	Mortgage or student loan interest paid to you.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” IN PART 2 OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Certain payments other than interest, dividends, and patronage dividends, which are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Sections 6041, 6041A, 6045, 6050A and 6050N.

Privacy Act Notice. — Section 6109 requires most recipients of dividend, interest, or certain other income to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to cities, states and the District of Columbia to carry out their tax laws. The IRS may also disclose this information to other countries under a tax treaty, or to Federal and state agencies to enforce Federal nontax criminal laws and to combat terrorism. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold a portion of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1)    Penalty for Failure to Furnish Taxpayer Identification Number. — If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2)    Civil Penalty for False Information With Respect to Withholding. — If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3)    Criminal Penalty for Falsifying Information. — Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4)    Misuse of Taxpayer Identification Numbers.—If the requester discloses or uses taxpayer identification numbers in violation of federal law, the requester may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.